Exhibit 99.1

CLARITY IMAGING INTERNATIONAL, INC.

TABLE OF CONTENTS	Page

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	F-2
Jewett Schwartz Wolfe & Associates

FINANCIAL STATEMENTS:

Balance Sheet at December 31, 2006 and 2005	F-3

Statements of Operations for the years ended December 31, 2006 and 2005	F-4

Statements of Stockholders’ Equity for the years ended December 31, 2006 and 2005	F-5

Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-6

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
CLARITY IMAGING INTERNATIONAL, INC

We have audited the accompanying balance sheet of Clarity Imaging International, Inc. as of December 31, 2006 and 2005, and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clarity Imaging International, Inc as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has operating and liquidity concerns, has incurred an accumulated deficit of approximately $568,00 through the period ended December 31, 2006, and current liabilities exceeded current assets by approximately $11,000 at December 31, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
Hollywood, Florida
June 5, 2007

2514 HOLLYWOOD BOULEVARD, SUITE 508 ● HOLLYWOOD, FLORIDA 33020 ● TELEPHONE (954) 922-5885 ● FAX (954) 922-5957
MEMBER - AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA ● REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

CLARITY IMAGING INTERNATIONAL, INC.
BALANCE SHEET

	December 31, 2006	December 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,525	$-
Accounts receivable - net	27,378	-
Inventory	63,000	-
Due from affiliated company	8,223	8,223
Deposits	-	100,000
Total current assets	115,126	108,223

Property and equipment - net	7,704	10,214
TOTAL ASSETS	$122,830	$118,437

LIABILITIES AND STOCKHOLDERS' DEFICIT:

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$33,546	$-
Notes Payable - Affiliate	70,577	89,522
Total current liabilities	104,123	89,522

Total liabilities	104,123	89,522

Commitment and contingencies

STOCKHOLDERS' DEFICIT:
Common Stock, par value $.001, 1,000,000 shares authorized, 1,000 shares issued at December 31, 2006 and 2005	1	1
Additional Paid in Capital	587,449	365,949
Accumulated deficit	(568,743)	(337,035)
Total stockholders' deficit	18,707	28,915

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$122,830	$118,437

The accompanying notes are an integral part of these financial statements

CLARITY IMAGING INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	December 31,
	2006	2005

REVENUES:
Revenues	$201,946	$8,969

Cost of goods sold	65,957	-

Gross profit (loss)	135,989	8,969

OPERATING EXPENSES:
General and administrative	365,187	346,004
Depreciation and amortization	2,510	-
Total operating expenses	367,697	346,004

OPERATING LOSS	(231,708)	(337,035)

OTHER (INCOME) AND EXPENSES
Total other expense	-	-
LOSS BEFORE INCOME TAXES	(231,708)	(337,035)

INCOME TAX (BENEFIT) PROVISION	-	-
NET LOSS	$(231,708)	$(337,035)

NET LOSS PER SHARE:
Weighted average shares outstanding - basic and diluted	1,000	1,000

Loss per share - basic and diluted	$(231.71)	$(337.04)

The accompanying notes are an integral part of these financial statements

CLARITY IMAGING, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

			Additional		Total
	Common Stock		Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	Deficit	Deficit

Issuance of Stock for Cash	1,000	$1	-		$1
Cash Contributed by Bridgetech			$365,949		365,949
Net (loss) for the year		-		(337,035)	(337,035)
December 31, 2005	1,000	1	365,949	(337,035)	$28,915

Cash Contributed by Bridgetech		-	$221,500		221,500
Net (loss) for the year				(231,708)	(231,708)

December 31, 2006	1,000	1	587,449	(568,743)	$18,707

The accompanying notes are an integral part of these financial statements.

CLARITY IMAGING INTERNATIONAL, INC.
STATEMENT OF CASH FLOWS
FOR YEARS ENDED DECEMBER 31, 2006 AND 2005

	December 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)	$(231,708)	$(337,035)
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	2,510	-
Changes in assets and liabilities:
Accounts receivables	(27,378)	-
Inventory	(63,000)	-
Accrued liabilities	33,546	-
Deposits	100,000	(100,000)
Other assets	-	(8,223)
Accounts payable	(18,945)	-
Net cash used in operating activities	(204,975)	(445,258)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(10,214)
Net cash used in provided by investing activities	-	(10,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from parent	221,500	365,950
Proceeds from notes from affiliate	-	89,522
Net cash provided by financing activities	221,500	455,472

INCREASE IN CASH	16,525	-
CASH, BEGINNING OF YEAR	-	-
CASH, END OF YEAR	$16,525	$-

The accompanying notes are an integral part of these financial statements

CLARITY IMAGING INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENT

Note 1.	Basis of Presentation

The financial statements of Clarity Imaging International, Inc. include the accounts of the company (the “Company or Clarity”).

On December 27, 2004, Clarity Imaging International, Inc. (the “Company or Clarity”) was incorporated in Texas.  In June 2005, Bridgetech Holdings International, Inc. acquired 100% of Clarity.  On March 1, 2007 Clarity was acquired by ECash, Inc. and in April 2007, the Clarity subsidiary of Bridgetech was spun out to ECash, Inc. Clarity primarily focuses on facilitating the transfer of devices and diagnostics in the United States.

Note 2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, Clarity evaluates its estimates and assumptions including, but not limited to, the estimated useful lives of property and equipment and the allowance for doubtful accounts. Actual results may differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation for comparative purposes.

Revenue Recognition

Revenue includes product sales, consulting service income and fee-for-service arrangements. Clarity recognizes revenue from product sales at the time customers are invoiced upon shipment, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collectibility is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

Cash and Cash Equivalents

Clarity considers currency on hand, demand deposits, and all highly liquid investments with an original purchase maturity of three months or less to be cash and cash equivalents. The carrying amounts of cash and cash equivalents approximate estimated fair value because of the short-term maturities of those financial instruments.

Accounts Receivable

Substantially all of Clarity’s accounts receivable balance relate to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is Clarity’s best estimate of the amount of probable credit losses in its existing accounts receivable. Clarity maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments for products and services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the amount of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable the receivable will not be recovered. No bad debts were written off in 2005 and the Company wrote off $3,243 of bad receivables in 2006. . There was no allowance for doubtful accounts as of December 31, 2005 and 2006.

Inventories

Inventories are stated at the lower of average cost or market. On a quarterly basis, Clarity assesses the realizability of all inventories to determine whether adjustments for impairment are required. Inventory that is obsolete or in excess of forecasted usage is written down to its estimated realizable value based on assumptions about future demand and market conditions. Inventory totaled $63,000 at December 31, 2006 and none in 2005 of esophageal capsule endoscopy products at Clarity Imaging, Inc.

Property and Equipment

Property and equipment are stated at cost. Major improvements are capitalized, while maintenance and repairs are expensed in the period the cost is incurred. Equipment is depreciated over the estimated useful lives using the straight-line method. Leasehold improvements are amortized using the straight-line method over their estimated useful lives, or the remaining term of the lease, whichever is less. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are relieved from the accounts, and resulting gains or losses are included in other income (expense) in the statements of operations.

Goodwill and Other Intangible Assets

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the business acquired. In accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized but is reviewed at least annually for impairment. The test is performed by deducting the fair value of all assets and liabilities from the total estimated fair value to determine residual goodwill. As of December 31, 2006 and 2005, Clarity did not have any intangible assets.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

Whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable, Clarity reviews its long-lived assets for impairment. If the future undiscounted cash flows are less than the carrying amount of that asset, impairment exists. Clarity recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Fair value is normally assessed using a discounted cash flow model.

Stock Issued for Services

The value of stock issued for services is based on management’s estimate of the fair value of the Company’s stock at the date of issue or the fair value of the services received, whichever is more reliably measurable.

Income Taxes

Clarity uses the asset and liability method of accounting for deferred income taxes. The provision for income taxes includes income taxes currently payable and those deferred as a result of temporary differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is provided to reduce deferred tax assets to the amount of future tax benefit when it is more likely than not that some portion of the deferred tax assets will not be realized. Projected future taxable income and ongoing tax planning strategies are considered and evaluated when assessing the need for a valuation allowance. Any increase or decrease in a valuation allowance could have a material adverse or beneficial impact on Clarity’s income tax provision and net income in the period in which the determination is made.

Accounting for Stock-Based Compensation

As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” Clarity uses the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion (“APB Opinion”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations to account for its employee stock-based compensation. Under this method, compensation expense for employee awards is recorded only if the fair value of the underlying stock exceeds the exercise price of the option granted on the date of grant.

Clarity accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS No. 123R. Under this method, Clarity records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model taking into consideration appropriate discounts for lack of marketability and blockage.

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has adopted SFAS 154 and will have an impact on its results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which company’s measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its results of operations and financial condition and is not currently in a position to determine such effects, if any.

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007. The Company has adopted SAB 108 but it will not have a material impact on its results of operations and financial condition.

FSP FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. The Company has adopted FSP FAS 123(R)-5 but this adoption will not have a material impact on its results of operations and financial condition.

Note 3.	Going Concern

The Company has a current expenditure run rate of approximately $50,000 per month. With the capital currently on hand, the revenue to be received in the coming periods and the company’s demonstrated ability to raise additional capital when necessary, we feel the Company will be able to continue its operations for the next twelve months.

Note 4.	Common Stock

The Company issues stock options from time to time to executives, key employees and members of the Board of Directors. The Company has adopted Statement of Financial Accounting Standards No. 123R, "Accounting for Stock-Based Compensation," and account for stock based compensation using the fair value. Accordingly, no compensation cost has been recognized for the stock options granted to employees.

There were no options or warrants were granted in the year ended December 31, 2006 and 2005.

Note 5.	Property and Equipment

The components of property and equipment are as follows:

Property and Equipment	Useful	December 31,	December 31,
	Life	2006	2005
Machinery and Equipment	5 years	$10,214	$10,214
Accumulated Depreciation		(2,510)	-
Net Fixed Assets		$7,704	$10,214

Depreciation expense $2,510 and $0 for 2006 and 2005, respectively. There were no capital leases as of December 31, 2006 or 2005.

Note 6.	Notes Payable-Affiliate

As of December 31, 2006, Clarity had loans from Bridgetech $70,577 and $89,522 for years ended December 31, 2006 and 2005 respectively.  This loan bears interest at prime plus 1 point.

Note 7.	Income Taxes

The provision (benefit) for income taxes from continued operations for the year ended December 31, 2006 and 2005 consist of the following:

	December 31, 2006	December 31, 2005
Current
U.S. Federal	$-	$-
State	-	-
Total current		-
Change in valuation allowance	(225,897)	(140,325))

Benefit from operating loss carryforward	225,897	140,325
Provision for income taxes, net	$-	$-

The effective tax rate on income before taxes differs from the U.S. federal statutory tax rate as a result of the following:

	December 31, 2006	December 31, 2005
U.S. Federal statutory rate	35.0%	35.0%
(Decrease) increase in valuation allowance	(40.0)	(43.0)
Other	8.0	8.0
Effective tax rate	0.00%	0.00%

The components of non-current deferred tax assets were as follows:

	December 31, 2006	December 31, 2005
Net operating loss carry-forwards expiring after the year 2025	$-	$337,035
Net operating loss carry-forwards expiring after the year 2026	231,708	-
Less valuation allowance	-	-
Deferred tax asset	$231,708	$337,035

Clarity had a valuation allowance of $225,897 and $140,325 at December 31, 2006 and 2005. Clarity does not intend to reverse the valuation allowance at this time. Clarity provides for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” using an asset and liability based approach and requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that a portion of the deferred tax asset will not be realized. On a quarterly basis, Clarity evaluates both the positive and negative evidence bearing upon the realizability of its deferred tax assets. Clarity considers future taxable income, ongoing prudent and feasible tax planning strategies, and the ability to utilize tax losses and credits in assessing the need for a valuation allowance. Should Clarity determine that it is not able to realize all or part of its other deferred tax assets in the future, a valuation allowance would be required resulting in an expense recorded within the provision for income taxes in the Statement of Operations in the period in which such determination was made. It is reasonably possible that the amount of the deferred tax asset considered realizable could be reduced in the near term if future taxable income is reduced.

Note 8.	Lease Commitments

Clarity lease office facilities through 2005 and 2006 and does not have a lease commitment presently and rents month to month.

Note 9.	Commitments, Contingencies and Guarantees

Clarity also enters into purchase order commitments in the normal course of business.  The company spun out to ECash in April 2007.

Note 10.          Earnings Per Share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128 Earnings Per Share.